CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated April 27, 2010, accompanying the financial statements of Insured Municipals Income Trust, Series 519 and California Insured Municipals Income Trust, Series 247 (included in Van Kampen Unit Trusts, Municipal Series 628) as of December 31, 2009, and for the period from January 5, 2007 (date of deposit) through December 31, 2007 and for each of the two years in the period ended December 31, 2009 and the financial highlights for the period from January 5, 2007 (date of deposit) through December 31, 2007 and for each of the two years in the period ended December 31, 2009, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-137429) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/S/  GRANT THORNTON LLP

New York, New York
April 27, 2010